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                                                                    Exhibit 99.2

                              Conference Call Notes
                               First Quarter 2003

Thank you operator, and good morning everyone. I want to thank you for joining us this morning to review our results for the first quarter of fiscal 2003. Steve Hare, our executive vice president and chief financial officer, is with me today. After our remarks, Steve and I will be available to answer any questions that you may have.


First, let me deal with the customary Safe Harbor statements. We call your attention to the Forward-Looking Information disclaimer that is provided on our web site and in our previously issued press release. This disclaimer lists a variety of risk factors and uncertainties that could cause actual results to differ materially from management's forecasts and expectations expressed here today. We emphasize that all forward-looking statements made during the course of this call are made subject to this cautionary statement and that the information provided in this conference call is provided only as of the date of the call.

                                    ---------

Having dealt with these formalities, let me begin with an overview of the topics Steve and I will cover.

     First, I will briefly review our performance for the quarter just completed;

     Second, I want to discuss some of the successes and positive indications in the STM market in general and for our STM services business in particular;


     Third, I will discuss some significant and positive developments in our Specialty Packaging business;

     Fourth, Steve will provide a more detailed financial review of our first fiscal quarter; and

     Finally, we'll talk about our outlook for the balance of the year.

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We are generally pleased with our fiscal first quarter performance. We overcame very difficult conditions in the magazine market to deliver year over year improvement in operating income, pre-tax profit, and EPS. Moreover, all significant margins - value added, gross profit, EBITDA, and net operating profit - expanded nicely year over year. This broad-based improvement was driven by strong performances in our STM services and specialty packaging divisions where we saw both top line growth and significant margin expansion. This more than offset continued weakness is special interest magazines.

We are continuing to see better momentum in our STM and Specialty Packaging divisions, and I want to talk about them in a bit more detail.

Let's begin with the STM market itself. There was an interesting article recently in the Financial Times about this market. The article was about the sales by Bertelsmann and Wolters Kluwer of their respective

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academic journal businesses - both of which drew high levels of interest and are expected to be purchased by financial buyers. The article made the point that, with the impact of the economy and the media downturn on more economically sensitive publication sectors, investors are seeing STM publishing assets as a much safer and more attractive investment. Revenues are rising in this sector, and the strong cash generation potential of these journal businesses provides the stability investors are seeking. In short, in an otherwise tough publishing market, the STM space is increasingly perceived as the place to be.

From our perspective, and as we have predicted, this market has remained a very attractive niche throughout this prolonged economic downturn. Pages have held up nicely, customer failures have been minimal or non-existent, and pricing has remained fairly steady. We are fortunate to be the world leader and have approximately 50% of our revenue coming from this attractive sector.

In this attractive market, we have both a world leadership position and a highly differentiated product/service offering. Our STM division is the farthest along in developing and exploiting this differentiation - leveraging our scale, our global content processing workflow, and our proprietary Cadmus KnowledgeWorks System to offer and deliver more and more highly valued services to our publishing customers. These competitive advantages are what have driven the top line growth and margin expansion I referenced earlier.

Let me talk for just a minute about each one of these advantages we have. First, our scale. Cadmus is by far the largest provider of content processing and other production services to STM publishers. Particularly as these publishers look to manage their risk and to improve their own efficiencies, our scale is a significant advantage. Our customers know we are committed to this market and that we have multiple and redundant facilities and capabilities. In today's environment, that sort of stability matters - and further differentiates Cadmus.

Second, our global content processing capabilities. Two years ago, we opened a dedicated content-processing facility in Bombay, India. Since its opening, we have installed proprietary and state of the art workflows and systems to automate content processing. In the past 12 months, we have processed over 300,000 fully composed pages with only 77 associates. Particularly because our offshore competitors rely on MUCH more manual, much more labor intensive, and much slower workflows, this is an important differentiator and one that we are only beginning to exploit. In the near future, we will be adding copyediting and issue management capabilities to this operation - permitting us to offer a new direct service model that we think will be very attractive to European publishers for whom we currently do very little work. We think the growth potential with this new model is significant.

Finally, our Cadmus KnowledgeWorks System. This suite of products is gaining increased market interest and we are continuing to develop enhancements to the system. This system has been a huge enabler of "outsourcing" sales. An example of this success was highlighted in our 2002 annual report where we discussed our work with the American Academy of Pediatrics. Pediatrics has outsourced all of their content processing to Cadmus, and their Director, Deal Chandler, said "We joined hands with Cadmus because we needed a strong and reliable partner that could process our content while we focused on the more strategic issues of managing, acquiring and marketing our content. Cadmus KnowledgeWorks helps us streamline and expedite our publishing process."

That fundamental value proposition - that working with Cadmus can create competitive advantage to our publishing customers - has begun to pay off in terms of new business opportunities. Increasingly, publishers who continue to try to "do it themselves" are recognizing that STM content processing is Cadmus'

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core competency and we do it better than anyone else in the world. They recognize that by outsourcing to Cadmus, they can publish faster and obtain other meaningful advantages over their publishing competition. Our backlog of outsourcing opportunities is growing rapidly and represents significant near term growth opportunities for Cadmus.

As a result of these and other strategies, we have seen better growth and stronger new business activity levels in our STM services division. As a result of this growth, and with the opportunities we see before us, we are re-allocating assets and resources to make sure we have the capacity to satisfy this increased demand. In today's printing environment, this is a nice problem to have.

Our other division that is gaining momentum is Specialty Packaging. As you have seen from our fiscal 2002 numbers, this division made a nice turnaround last year. They have carried this momentum into fiscal 2003. For the quarter, they showed solid top line growth and much better margins. Perhaps more importantly, however, we have recently been awarded several new and very large pieces of business and have a strong pipeline of additional opportunities that are close. These new business wins, all of which are pure packaging work and the bulk of which is in the health care market, will add more than $10MM in new volume in fiscal 2003. The size of these wins, and the fact that they are "frequency" work
- that is, monthly and repeat volume, will allow us to generate efficiencies and to drive much better profitability from this unit. The new business will positively impact Q2 and should permit us to continue our positive trends in revenue growth and profitability throughout fiscal 2003.

We believe these efforts, and other similar efforts in our other markets, are fundamentally changing our business - from the leading publication printer to a leading content processor that also has strong printing and distribution capabilities. This shift is further differentiating us from our competition and has driven the sort of top line growth and margin expansion that we saw from these divisions in this first quarter.

At the same time, we do have other divisions less differentiated and operating in markets much less stable than the STM market. Our specialty publications division, for example, is operating in a very tough market and is a little behind the other divisions in terms of differentiation. As a result, they have continued to see soft demand and pricing pressures. This hurt us in the 1st quarter, offsetting in part the gains we achieved in the STM and specialty packaging divisions. We still do not see improvement in this market and we will have to look more aggressively at ways in which to reduce cost and rationalize capacity. Particularly since we have the need for additional assets to support the growth we are seeing in our other divisions, this more aggressive approach in this market is required.

With that general overview of progress and trends from a strategic and operational perspective, I will now turn the call over to Steve Hare for a more detailed review of the financial performance of our first quarter.


Steve,

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Financial review of our first fiscal quarter
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Thank you Bruce and good morning. We have released our first quarter earnings report this morning and plan to file a Form 8-K shortly which contains the release and our remarks made on this call. Today, I would like to highlight our financial results and discuss some trends in the business.

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Consolidated Results - First Quarter Ended September 30,2002
------------------------------------------------------------
         (millions)                 CY               PY
                                    --               --
         Sales                      $105.4           $111.2            Down 5%

Sales - excluding the impact of changes in paper prices and the pass-through costs of postage and freight were down 3%.

On a segment basis, we reported sales of the following for the first quarter:

         (millions)       CY        PY
                          --        --

Publisher Services        $93.2     $99.6 down 6%, or 4% ex paper price changes
(STM, Magazines,                    and the impact of postage and freight
  Books & Directories)


Specialty Packaging       $12.3     $11.7 up 5% or 8% ex paper price changes
                                    and the impact of postage and freight

The ability to generate sales growth remains the biggest challenge that our industry and Cadmus face today. Despite the first quarter decline in total sales, we see some momentum especially in our STM content services and packaging units. Across the Publisher Services segment, revenue declined primarily due to the continued softness in advertising which has reduced page counts for many of our magazine print titles, as well as competitive pricing pressures in this market. We believe that industry overcapacity and reduced demand in a weak economy will continue to constrain the pace of improvement of our overall performance in this market. The current soft demand for traditional print services continues to drive us to focus on development of new products and differentiated services.

Despite tough market conditions, Cadmus achieved improved financial performance this quarter compared to last year's first quarter. These comparisons are adjusted for the adoption of the accounting principle on goodwill which I will discuss later:

   o Gross margin improved to 18.9% versus 16.9%
   o Operating income margins improved to 6.8% versus 6.3%
   o EBITDA margins improved to 11.4% versus 10.8%
   o Pre-tax income increased by 43% to $3.2 million;
   o SG&A increased by $1 million in the quarter, as we increased reserves for bad debt and medical expense and also added sales and other resources to pursue and support some of the content and larger outsource opportunities Bruce mentioned;
   o Earnings per share from continuing operations increased 10% to $0.22 per share despite a higher effective tax rate this year;
   o Total debt was reduced by $4.8 million during the quarter to a total of $181.5 million, including $28.7 million of securitization-attributed debt. Cash flow from operations was used to achieve our debt reduction target.
   o Interest expense, including securitization costs, continued to trend lower with $4.0 million of expense compared to $4.8 million in last year's first quarter, a decline of 17%.

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Again, we are pleased with those results in light of the difficult market conditions each of our businesses faced.

One last point. Effective July 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which requires companies to discontinue amortizing goodwill and to perform annual impairment tests of goodwill and other intangible assets. Goodwill balances attributable to each of the Company's reporting units were tested for impairment using discounted cash flow estimates for each reporting unit. Based on these impairment tests, the Company recorded an impairment charge of $56.3 million, completely related to Specialty Publications, our special interest magazine unit within the Publisher Services segment. This charge is reflected as a cumulative effect of a change in accounting principle in the accompanying Condensed Consolidated Statements of Income. Including this accounting change, the net loss for the quarter was $54.3 million, or $6.02 per share. We have already discussed the adoption of this new accounting principle with our banks and rating agencies and we do not anticipate any impact on financial flexibility. Restatement of prior year results is not permitted so we have presented comparable prior year income statement amounts excluding amortization expense in the Selected Highlights table.

Bruce, that is my report. I'll now turn the call back to you to discuss the outlook for the balance of the year.

Thanks, Steve

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Before we close, let me just talk a bit about our outlook for fiscal 2003.

As I've discussed today, we are gaining momentum in both the STM and specialty packaging businesses, our 2 most highly differentiated units. We have won new business in each division and have a solid pipeline in both. In those two divisions, we are optimistic about the future prospects for continued growth and profit improvement. Unfortunately, we have not seen any improvement in demand on pricing and volume levels in our special interest magazine business, as the industry-wide page count reduction continues in response to the prolonged downturn in advertising spending. As I indicated, we will continue to reduce costs to meet the reduced demand.

Once again, we have not anticipated much help from the marketplace in our assumption for the balance of the fiscal year in terms of either increased demand or a lessening of competitive pricing pressures. As several of our competitors have noted in their warnings or releases, we expect another tough year in terms of market conditions. However, we believe that the positive momentum in STM and specialty packaging, as well as our lower interest expense from much lower debt levels, will permit us to achieve year over year improvements in each quarter and for the full year. In short, we are not lowering our forecast and believe that our business plan remains achievable. And, as always, we intend to continue to reduce our debt levels, while also investing prudently in our differentiation strategies.

In summary, it is still a tough market out there, but we are pleased with the progress we are making. We have reduced our debt, we have made progress with our content-oriented differentiation strategy, we have begun to see some top line growth and better new business activity levels, and we have plans in place to continue to reduce cost and rationalize capacity in areas where market conditions have left us with excess capacity. There's much to do still . . . but progress nonetheless.

Operator, we are now ready for questions


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After questions - conclusion
----------------------------

I'd like to thank all of you for joining us for today's call and for your questions. As we have indicated, our focus is, and will remain, to grow the business, to capitalize on the momentum we have generated in several of our businesses, to expand our content management services, to further leverage our cost efficient capabilities in India, and to align our assets and resources to meet demand.

Again, thank you for your participation and questions.